UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 07, 2005

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-49697 (Commission File Number)	06-1449146 (IRS Employer Identification No.)

8909 Purdue Road Suite 300 Indianapolis, IN 46268 (Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2005, Republic Airways Holdings Inc. (the “Company”) announced that its flight attendants represented by the International Brotherhood of Teamsters ratified a new four year collective bargaining agreement. A copy of the agreement dated as of September 1, 2005 between Chautauqua Airlines, Inc. and the Flight Attendants in the service of Chautauqua Airlines, Inc. as represented by the International Brotherhood Of Teamsters, AFL-CIO, and a copy of the press release of the Company dated August 29, 2005, is filed herewith as Exhibit 10.1 and Exhibit 99.1, respectively.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

10.1
Agreement between Chautauqua Airlines, Inc. and the Flight Attendants in the service of Chautauqua Airlines, Inc. as represented by the International Brotherhood Of Teamsters, AFL-CIO, dated as of September 1, 2005.

99.1	Press release of the Company issued on August 29, 2005.

(All other items on this report are inapplicable.)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: September 07, 2005	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1

Agreement between Chautauqua Airlines, Inc. and the Flight Attendants in the service of Chautauqua Airlines, Inc. as represented by the International Brotherhood Of Teamsters, AFL-CIO, dated as of September 1, 2005.

99.1	Press Release of the Company issued on August 29, 2005.